As filed with the Securities and Exchange Commission on August 28, 2000

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          MUSICLAND STORES CORPORATION
             (Exact name of registrant as specified in its charter)



             Delaware                                   41-1623376
   (State or other jurisdiction                      (I.R.S. Employer
 of incorporation or organization)                  Identification No.)

             10400 Yellow Circle Drive, Minnetonka, Minnesota 55343
            (Address of Principal Executive Offices)      (Zip Code)


                             ----------------------

                          MUSICLAND STORES CORPORATION
                            1998 STOCK INCENTIVE PLAN
                             (Full title of the plan)

                             ----------------------


          Heidi M. Hoard, Vice President, General Counsel and Secretary
                          Musicland Stores Corporation
                            10400 Yellow Circle Drive
                           Minnetonka, Minnesota 55343
                     (Name and address of agent for service)

                                 (952) 931-8025
          (Telephone number, including area code, of agent for service)


                             ----------------------

                         CALCULATION OF REGISTRATION FEE
--------------------  --------------  ------------------  ------------------  --------------
      Title of         Amount to be    Proposed maximum    Proposed maximum      Amount of
    securities to       registered      Offering price    Aggregate offering   registration
    be registered                        per share (1)        Price (1)            fee
--------------------  --------------  ------------------  ------------------  --------------
    Common Stock,        2,200,000
   $.01 par value         shares            $7.1875         $15,812,500.00       $4,174.50
--------------------  --------------  ------------------  ------------------  --------------

(1) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on August 24, 2000.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X
                                                 ---

            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

      The contents of Registration Statement on Form S-8 (SEC No. 333-68275) filed December 2, 1998, are incorporated herein by reference.

                        SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 28, 2000.

                                          MUSICLAND STORES CORPORATION



                                          BY:  /s/ Jack W. Eugster
                                              --------------------------------
                                               Jack W. Eugster
                                               Chairman, Chief Executive Officer
                                                  and President

                               POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith A. Benson, Heidi M. Hoard and Andrea Hageman Snook, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, including any amendment increasing or decreasing the amount of securities for which registration is being sought or any registration statement for the same offering filed in accordance with Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         NAME                           TITLE                         DATE


/s/ Jack W. Eugster     Chairman of the Board, Chief Executive   August 28, 2000
----------------------- Officer and  President and Director
Jack W. Eugster         (Principal Executive Officer)


/s/ Keith A. Benson     Vice Chairman and Chief Financial        August 28, 2000
----------------------- Officer and Director
Keith A. Benson         (Principal Financial and Accounting Officer)

/s/ Gilbert L. Wachsman Vice Chairman and Director               August 28, 2000
-----------------------
Gilbert L. Wachsman


/s/ Kenneth F. Gorman   Director                                 August 25, 2000
-----------------------
Kenneth F. Gorman


/s/ William A. Hodder   Director                                 August 24, 2000
-----------------------
William A. Hodder


/s/ Josiah O. Low III   Director                                 August 24, 2000
-----------------------
Josiah O. Low III


/s/ Terry T. Saario     Director                                 August 24, 2000
-----------------------
Terry T. Saario


/s/ Tom F. Weyl         Director                                 August 24, 2000
-----------------------
Tom F. Weyl


/s/ Michael W. Wright   Director                                 August 24, 2000
-----------------------
Michael W. Wright

                                 EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION OF EXHIBIT                               PAGE NO.


5                  Opinion of Counsel                                     5-6

23.1               Consent of Counsel (included in Exhibit 5)             5-6

23.2               Consent of Independent Public Accountants               7

24                 Powers of Attorney from Messrs. Eugster, Benson,
                   Wachsman, Gorman, Hodder, Low, Weyl, Wright and
                   Ms. Saario (included on signature page)                2-3